EXHIBIT 10.2

Patent Broker Agreement

Patent Broker Agreement

This Patent Broker Agreement (“Agreement”) is made and entered into this ________ day of ____________, 2007 by and between IP Technology Services, Inc. whose business address is 1576 East 21st Street, Brooklyn NY 11210 (“Broker”), and _______________________________________, whose address for the conduct of business is _______________________________________  (“Seller”).

WHEREAS, Seller is the owner of United States Patent(s) No. ____________, _____________, and ___________(“the Patent”);

WHEREAS, Seller desires to secure the services of Broker to facilitate the sale and/or license of the Patent; and

WHEREAS, Broker has agreed to provide such services subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.  Services:  Broker agrees to use reasonable efforts to solicit potential buyers and/or licensees for the Patent. The method, details, and means of performing the services shall be exclusively and solely determined by Broker. Broker may at its expense, employ such assistants and outside contractors as Broker deems necessary to perform the services.

2.  Relationship:  The parties agree that the relationship of Broker to Seller be that of an independent contractor.  All parties recognize that this Agreement is non-exclusive and in keeping with an ‘arm’s length’ relationship.  Without Seller’s written consent, Broker shall have no authority to bind Seller in any manner whatsoever.  Broker, its employees, Broker’s agents, and their employees shall not be considered employees of Seller in any way, or for any purpose.

3.  Compensation:  As compensation for the services Broker provides under this Agreement, Broker will receive a contingency fee of ______ percent (__%) of the sales price and/or of the license fees paid to Seller by a buyer.

4.  Term and Termination:  This Agreement will be effective on the date stated above and will continue in effect until terminated as provided hereinafter. Either party may terminate this Agreement at any time by providing prior written notice to the other party. However, if a buyer solicited or introduced by Broker purchases or licenses the Patent, Broker shall be entitled to its full share of the sales price,  notwithstanding the prior termination of this Agreement.

5.  Entire Agreement:  This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by Broker to Seller and contains all of the agreements between the parties with respect to the rendering of such services. Both parties agree that no representations, inducements, promises, or agreements (oral or otherwise) have been made by any party or anyone acting on behalf of any party, which are not embodied herein; and that no other agreement, statement, or promise not contained herein shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

6.  Venue:  This Agreement shall be governed and construed in accordance with the laws of the State of New York (notwithstanding conflict of law rules) and venue shall be proper only in  New York County. EACH PARTY HEREBY WAIVES A JURY TRIAL.

Broker

Seller

IP Technology Services, Inc.

By: ________________________

By: ___________________

Name: Joseph Levi, President

Name: _________________